UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, For Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to ss. 240.14a-12

                               INFOCROSSING, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.
         (1) Title of each class of securities to which transaction applies:
         -------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
         -------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -------------------------------------------------
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         -------------------------------------------------
         (5) Total fee paid:
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         [ ] Fee paid previously with preliminary materials:
         -------------------------------------------------
         [ ] Check box if any part of the fee is offset by Exchange Act Rule
              0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount previously paid:
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

                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                                 (201) 840-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 13, 2005

                           --------------------------

The Annual Meeting of Stockholders will be held at 9:00 A.M. on Monday, June 13, 2005, at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

1. To elect three Directors of the Company for a three-year term;

2. To approve a proposal to adopt the Company's 2005 Stock Plan; and

3. To transact such other business as may properly come before the Annual
Meeting.

Only stockholders of record at the close of business on April 29, 2005 will be entitled to vote at the Annual Meeting.


             YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                                        By order of the Board of Directors,





                                        Nicholas J. Letizia
                                        Secretary




May 2, 2005

                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                            LEONIA, NEW JERSEY 07605
                                 (201) 840-4700
                          ----------------------------

                                 PROXY STATEMENT
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2005
                        --------------------------------

                               GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Infocrossing, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 A.M. on Monday, June 13, 2005 (the "Meeting Date"), at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before its use by (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (c) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies.

If no specifications are made in otherwise properly executed Proxies, they will be voted FOR the election of the Directors nominated by the Board and FOR the adoption of the Company's 2005 Stock Plan (the "2005 Plan").

Only stockholders of record at the close of business on April 29, 2005 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 20,249,174 shares of common stock, $0.01 par value, each entitled to one vote. The common stock is the Company's only class of voting stock currently outstanding. A majority in interest of the outstanding voting stock, represented at the Meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of the solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, telegraph, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 16, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 29, 2005 by (a) all current Directors of the Company, (b) the Chief Executive Officer, the four most highly compensated executive officers of the Company whose salary exceeded $100,000 in the most recent year, and two former executive officers whose employment terminated prior to the end of the most recent year (the "Named Executives"),
(c) all current Directors and executive officers as a group, and (d) any other person known by the Company to be the beneficial owner of more than 5% of its common stock. Beneficial ownership includes shares that the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

                                    BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Number of Shares            Percentage
Name and Address of Beneficial Owner                                             Beneficially Owned            of Class
-------------------------------------------------------------------------     -------------------------    -----------------
Zach Lonstein                                                                  (1)           2,719,077          12.6%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Robert B. Wallach                                                              (2)             779,756           3.7%
-------------------------------------------------------------------------     ------ ------------------    -----------------
John M. Lalli                                                                  (3)              32,501            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Thomas Laudati                                                                 (4)              20,383            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Nicholas J. Letizia                                                            (5)              44,885            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Patrick A. Dolan                                                                               115,485            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Jim Cortens                                                                                     20,407            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Peter J. DaPuzzo                    378 Taconic Road
                                    Greenwich, CT  06831                       (6)              73,750            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Jeremiah M. Healy                   24 Crescent Road
                                    Riverside, CT  06878                       (7)              27,500            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Kathleen A. Perone                  40 Ocean Avenue
                                    Monmouth Beach, NJ  07750                  (8)              50,000            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Michael B. Targoff                  40 West 57th Street
                                    New York, NY  10019                        (9)              60,000            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Howard Waltman                      610 5th Avenue
                                    New York, NY  10017                       (10)             103,750            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
All current Directors and executive officers as a group (14 persons)          (11)           3,971,618          17.4%
-------------------------------------------------------------------------     ------ ------------------    -----------------
--------------------------------------------------------------------------    -------------------------    -----------------
Janus Capital Management LLC        151 Detroit Street
         ("Janus")                  Denver, CO  80206                         (12)           2,639,385          12.7%
--------------------------------------------------------------------------    ------ ------------------    -----------------
Federated Investors, Inc.           Federated Investors Tower
         ("Federated")              Pittsburgh, PA  15222                     (13)           2,040,226           9.9%
--------------------------------------------------------------------------    ------ ------------------    -----------------
Jack Silver                         920 Fifth Avenue - #3B
                                    New York, NY  10021                       (14)           1,797,652           8.8%
--------------------------------------------------------------------------    ------ ------------------    -----------------
Cahill, Warnock Strategic Partners  One South Street - Suite 2150
         Fund, LP                   Baltimore, MD  21202                      (15)           1,379,024           6.5%
--------------------------------------------------------------------------    ------ ------------------    -----------------
Baron Capital Group, Inc.           767 Fifth Avenue
         ("Baron")                  New York, NY  10153                       (16)           1,333,675           6.5%
--------------------------------------------------------------------------    ------ ------------------    -----------------

* Less than 1% of Class

(1) Includes 1,408,081 shares of common stock issuable upon exercise of options held by Mr. Lonstein. Also includes 750,000 shares, held by Mr. Lonstein, that are subject to options held by MidOcean Capital Investors, L.P., Sandler Capital Management, and other parties to a private placement of securities (see "Certain Relationships and Related Party Transactions" below).

(2) Includes 657,831 shares of common stock issuable upon exercise of options held by Mr. Wallach.

(3) Includes 32,501 shares of common stock issuable upon exercise of options held by Mr. Lalli.

(4) Includes 20,383 shares of common stock issuable upon exercise of options held by Mr. Laudati.

(5) Includes 44,885 shares of common stock issuable upon exercise of options held by Mr. Letizia.

(6) Includes 68,750 shares of common stock issuable upon exercise of non-qualified options held by Mr. DaPuzzo. Also includes 5,000 shares in his wife's IRA over which Mr. DaPuzzo disclaims beneficial ownership or control.

(7) Includes 27,500 shares of common stock issuable upon exercise of non-qualified options held by Mr. Healy

(8) Includes 50,000 shares of common stock issuable upon exercise of non-qualified options held by Ms. Perone.

(9) Includes 60,000 shares of common stock issuable upon exercise of non-qualified options held by Mr. Targoff.

(10) Includes 103,750 shares of common stock issuable upon exercise of non-qualified options held by Mr. Waltman.

(11) Includes 2,533,697 shares of common stock issuable upon exercise of options collectively held by the fourteen Directors and executive officers of the Company.

(12) Includes 521,660 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Janus in one or more funds.

(13) Includes 445,293 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Federated in one or more funds.

(14) Includes 139,288 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Mr. Silver and certain affiliates.

(15) Includes 1,062,500 shares of common stock issuable upon exercise of warrants received in connection with a Securities Purchase Agreement (See "Certain Relationships and Related Party Transactions", below). Includes securities held by Camden Partners Strategic Fund II-A, L.P.; Camden Partners Strategic Fund II-B, L.P.; the Cahill, Warnock Strategic Partners Fund, L.P.; and Strategic Associates, L.P., (the "Camden Entities"). Along with Cahill, Warnock Strategic Partners, L.P., each fund has shared voting and dispositive power over the total number of shares owned by the Camden Entities. Each of the Camden Entities disclaims beneficial ownership over any shares not held of record by it.

(16) Includes 222,575 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Baron in one or more funds.


                       PROPOSAL I - ELECTION OF DIRECTORS

The Board currently consists of seven Directors divided into three classes.

The persons named in the table below are the Class C Directors nominated by the Board for election at the Meeting, each to serve a three-year term or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise indicated, the persons named in the Proxy intend to vote their shares for the election of these nominees. If any nominee becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose, but will be treated as shares present for the purpose of determining whether a quorum is present.

                                                                                                    DIRECTOR
NAME                      POSITIONS WITH THE COMPANY                                     AGE          SINCE
----------------------    ---------------------------------------------------------     ------     ------------
Zach Lonstein             CEO & Chairman of the Board of Directors                       61           1984

Robert B. Wallach         President, COO & Vice Chairman of the Board of Directors       66           2001

Jeremiah M. Healy         Director                                                       62           2004

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

The name, principal occupation with the Company, and certain information concerning each of the Directors and executive officers of the Company as of April 29, 2005 are set forth in the table below. Also set forth following the table is certain additional information regarding each individual's business experience.

                                                                                     DIRECTOR         TERM
NAME                         POSITIONS WITH THE COMPANY                    AGE         SINCE         EXPIRES
-------------------------    ----------------------------------------     -------    -----------    -----------
Zach Lonstein                Chief Executive Officer & Chairman             61          1984           2005
                                of the Board of Directors

Robert B. Wallach            President, Chief Operating Officer &           66          2001           2005
                               Vice Chairman of the Board of
                               Directors

Vince Deluca                 Senior Vice President - Client Services        41           -              -

John M. Lalli                Executive Vice President - Business            63           -              -
                                Development and Strategic
                                Initiatives

Thomas Laudati               Senior Vice President,                         47           -              -
                                Enterprise Engineering

Garry Lazarewicz             Senior Vice President, Research                56           -              -
                                & Development

Nicholas J. Letizia          Senior Vice President, General                 53           -              -
                                Counsel, & Secretary

Michael Luebke               President - Infocrossing Healthcare            53           -              -
                                Services, Inc.

William J. McHale            Chief Financial Officer, Senior Vice           50           -              -
                             President - Finance, & Treasurer

Michael Wilczak              Senior Vice President -                        34           -              -
                                Corporate Development

Peter J. DaPuzzo             Director                                       64          2001           2006

Jeremiah M. Healy            Director                                       62          2004           2005

Kathleen A. Perone           Director                                       51          2000           2007

Michael B. Targoff           Director                                       60          2001           2007

Howard L. Waltman            Director                                       72          2004           2006

ZACH LONSTEIN has been the Company's Chairman of the Board since he organized the Company in 1984, Chief Executive Officer from 1984 through June 2000 and from November 2001 to the present, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics. The Company purchased the Commercial On-Line division of Informatics in 1984.

ROBERT B. WALLACH joined the Company in June 1995, and was appointed Vice Chairman on April 2, 2004. Mr. Wallach has also served as President of the Company from May 1996 until June 2000, from November 2001 until April 2, 2004 and from November 2004 to the present; Chief Operating Officer from April 2001 until April 2, 2004 and from November 2004 to the present; and a Director of the Company from 1992 until May 2000 and from August 2001 to the present. From June 2000 through April 2001, he was President of the Company's Managed Services Division. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services, Informatics, and the Financial Information Services Group/Strategic Information division of Ziff Communications.

PATRICK A. DOLAN served as chairman and chief executive officer of ITO Acquisition Corporation, ("ITO"), until the acquisition of ITO by the Company on April 2, 2004, when Mr. Dolan was appointed as President and Chief Operating Officer and a Director of the Company. ITO has been renamed Infocrossing West, Inc. Mr. Dolan resigned these positions in November 2004. During his tenure at ITO, Mr. Dolan was involved in virtually every aspect of the business, including development of the organization's business strategy, overseeing operations, service delivery, business development, marketing, human resources and account management. Before joining ITO in November 1994, he was Vice President of Sales and Marketing with SHL Systemhouse from March 1992 through November 1994. Mr. Dolan has more than 25 years of experience in the IT services industry, including positions with Citicorp and ACS.

JIM CORTENS served as President of ITO, until the acquisition of ITO by the Company on April 2, 2004, when Mr. Cortens was appointed as Executive Vice President of the Company. Mr. Cortens resigned in November 2004. As President of ITO, Mr. Cortens was responsible for all financial and commercial aspects associated with new and existing customer relationships. Before joining ITO in November 1994, he was Director of Data Center Services and later Director of Business Development with SHL Systemhouse from July 1988 until joining SMS in 1994. His employment experience also includes professional positions with Richardson Greenshields and Manitoba Data Services in Winnipeg, Canada.

VINCENT DELUCA was Senior Vice President of Strategic Development for ITO until the acquisition of ITO by the Company on April 2, 2004, when Mr. Deluca was appointed Senior Vice President of Client Services for the Company. Mr. Deluca joined ITO in January 2003, and was instrumental in the successful acquisition of the Acxiom West Coast outsourcing operation into the ITO business. From March 1999 until joining ITO, Mr. Deluca worked for Marconi, PLC, most recently as Vice President, Solutions Development.

JOHN M. LALLI joined the Company in May 2002 as Senior Vice President of Strategic Services, and was appointed Executive Vice President - Business Development and Strategic Initiatives in August 2004. Prior to joining Infocrossing, Mr. Lalli was Chief Technology Officer and Senior Vice President of Business Development with Systems Management Specialists, Inc. ("SMS"), which became a subsidiary of Marconi PLC in July 2000. Until joining SMS in 1997, Mr. Lalli had a twenty-five year career with the CBS television network, holding positions of Chief Information Officer of CBS, Inc. and Chief Operating Officer of CBS Data Services.

THOMAS LAUDATI has been Senior Vice President, Technical Services, of the Company since 1997 and a Vice President of the Company since 1995, when the Company purchased MCC Corp. Mr. Laudati joined MCC Corp in 1988 as a senior analyst, and was promoted to Vice President of Technical Services in April 1991. Prior to joining MCC Corp., Mr. Laudati held positions in the programming departments of Horizons Bancorp and Colonial Life Insurance Company.

GARRY LAZAREWICZ has been Senior Vice President, Research & Development, of the Company since August 1, 1999, and Vice President since June 1995, when the Company purchased MCC Corp. Mr. Lazarewicz, who oversees all corporate research and development, joined MCC Corp. in 1979, and was promoted to Vice President in 1985. From 1971 through 1979, he was employed at Global Terminal and Computer Services, where his last position was Director of MIS.

NICHOLAS J. LETIZIA joined the Company as Chief Financial Officer and Secretary in November 1998. In April 2001, Mr. Letizia ceased being the Company's Chief Financial Officer and was named to the new position of Senior Vice President and General Counsel. From June 2002 through June 2003, he also held the position of Treasurer. Prior to joining Infocrossing, he was Chief Financial Officer of InterEquity Capital Corporation, the general partner of a Small Business Investment Company. Before joining InterEquity in November 1997, he was Vice President of, and later a consultant to, Helmstar Group, Inc. from 1987 until November 1997. His employment experience also includes professional positions with Arthur Andersen & Co. and Donaldson, Lufkin & Jenrette. Mr. Letizia is a Certified Public Accountant (Inactive Status) and a member of the New Jersey Bar.

MICHAEL LUEBKE was named President of Infocrossing Healthcare Services, Inc., formerly the healthcare segment of Verizon Information Technologies, Inc. ("VITI"), when the Company purchased the business as of October 1, 2004. Mr. Luebke formerly served as President of VITI through November 2003. Mr. Luebke enjoyed a thirty-year career with Verizon and GTE, holding positions such as AVP
- Information Technology, where he led the IT merger planning with Bell Atlantic, retooled GTE's system development capabilities, and helped GTE earn a CMM level 3 certification.

WILLIAM J. MCHALE was named Senior Vice President, Finance of the Company in September 2002, Treasurer in June 2003, and Chief Financial Officer on January 7, 2005. Prior to joining Infocrossing, from 1990 through 2001, Mr. McHale was Chief Financial Officer and Executive Vice President at Eden LLC, a regional importer and distributor. He assisted with that company's sale of its brand and licensing rights to Learning Curve International. Eden LLC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on June 15, 2001. Prior to Eden, Mr. McHale held senior operations and finance positions with Amerada Hess Corporation and several private companies. Mr. McHale, a Certified Public Accountant, also spent six years with Arthur Andersen & Co.

MICHAEL WILCZAK joined the Company as Senior Vice President of Corporate Development on March 1, 2001. Prior to joining Infocrossing, Mr. Wilczak was Director of e-Infrastructure Outsourcing for Cabletron Systems and its spin-off, Global Network Technology Services. From October 1998 through October 1999, when he joined Cabletron, Mr. Wilczak was Marketing Development Manager for Qwest Communications, and from June 1993 until leaving to join Qwest, he held several positions with AT&T, the last being Client Business Manager.

PETER J. DAPUZZO was reelected to the Board of Directors on November 27, 2001. He had previously served on the Company's Board from July 1999 through May 2000. Prior to 2002, Mr. DaPuzzo was the Co-President and CEO of Cantor Fitzgerald and Company, the equity institutional sales and trading division of Cantor Fitzgerald LP. Mr. DaPuzzo was also a Senior Managing Director of Cantor Fitzgerald LP. Mr. DaPuzzo joined Cantor Fitzgerald in 1993 and retired January 1, 2005. Mr. DaPuzzo is Chairman of the National Organization of Investment Professionals, a professional group of institutional and broker dealer senior managers, a member the Presidential Advisory Committee to the President of Security Traders Association of New York, and a member and the immediate past Chairman of the Securities Industry Association - Institutional Traders Committee.

JEREMIAH M. HEALY was elected to the Board of Directors in November 2004. Mr. Healy is an Independent Consultant and formerly was vice president and Chief Financial Officer of Ge-Ray Fabrics, Inc. ("Ge-Ray"), a privately-held merchandising and manufacturing company supplying circular knitted fabrics to the fashion industry, from 1989 until April 2005. Before joining Ge-Ray, Mr. Healy was Chief Financial Officer & Vice President of Peabody International Corp., a NYSE listed company that merged with Pullman Corporation in 1986 and was acquired by a private merger and acquisition group in 1989. Mr. Healy is a Certified Public Accountant (CT). Ge-Ray and an affiliated company filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in April 2005.

KATHLEEN A. PERONE was elected to the Board of Directors in September 2000. In June 2002, Ms. Perone became President and Chief Executive Officer of Focal Communications, Inc., headquartered in Chicago, IL, a position she held until October 2004, when Focal was acquired by Corvis Corporation. During her term, she guided Focal through a reorganization under Chapter 11 of the U.S. Bankruptcy Code, emerging in July 2003. Beginning in April 2000, Ms. Perone was Managing Director of Acappella Ventures LLC, a Delaware limited liability corporation, which invested in early stage telecommunications and technology enterprises. From August 2001 to February 2002, she was Chairman and

Chief Executive Officer of Lightrade, Inc., a private corporation that filed in March 2001 for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code. From January 1998 through March 2000, Ms. Perone was employed by Denver-based Level(3) Communications, LLC as President - North American Operations. Prior to 1998, Ms. Perone held various positions with MFS Communications (now WorldCom), including President - Global Services Division and President - Telecom East. Ms. Perone was previously a member of the boards of directors of Focal Communications Corp and Tellium, Inc.

MICHAEL B. TARGOFF was elected to the Board of Directors in May 2001. Mr. Targoff is the founder of Michael B. Targoff & Co., a company that seeks active or controlling investments in telecommunications and related industry early stage companies. From January 1996 through January 1998 Mr. Targoff was president and chief operating officer of Loral Space and Communications Ltd. Mr. Targoff had been senior vice president of Loral Corporation prior to the combination of Loral's defense electronics and systems integration businesses with Lockheed Martin in 1996. Mr. Targoff is Chairman of the Board of Communication Power Industries ("CPI"), and a director of Kayne Anderson MLP Investment Company ("Kayne"), ViaSat, Inc., and Leap Wireless International, Inc. ("Leap"). He is chairman of the audit committees of CPI and Leap, and a member of the audit committee of Kayne. Mr. Targoff is also chairman of the board of directors of two small private telecom companies. Prior to joining Loral Corporation in 1981, Mr. Targoff was a partner in the New York City law firm, Willkie Farr & Gallagher.

HOWARD L. WALTMAN was elected to the Board of Directors in April 2004. He had previously served on the Company's Board from 1997 to May 2000. Mr. Waltman is a director and, until 2000, was Chairman of Express Scripts, Inc. ("ESI"), a Company he formed in 1986 as a subsidiary of Sanus, of which he was also a founder and former Chairman. Sanus was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus and taken public in June 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation. Mr. Waltman is also a director of the Emergent Group, Inc., (OTC - EMGP) a holding company whose subsidiaries provide surgical equipment on a fee-for-service basis to hospitals and other health care providers.


MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors currently has seven members: Ms. Perone and Messrs. Lonstein, Wallach, DaPuzzo, Targoff, Waltman, and Healy. The Board of Directors has determined that the following members of the Board are independent Directors, as such term is defined in Nasdaq Rule 4200(a)(15): Ms. Perone and Messrs. DaPuzzo, Targoff, Waltman, and Healy. The independent Directors meet from time to time in executive session without the other members of the Board.

Mr. Dolan and Mr. Waltman joined the Board of Directors in April 2004. Mr. Dolan resigned as a Director in November 2004.

The Board of Directors held nineteen meetings during 2004 and took ten actions by unanimous written consent. During 2004 (or for such shorter period during which they served) all Directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

The Company encourages all Board Members to attend its Annual Meeting of Stockholders. At the Annual Meeting held on June 15, 2004, all but one of the then-current Directors was in attendance.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has standing committees as follows: an Audit Committee, an Options and Compensation Committee, an Executive Committee, and a Nominating Committee.

AUDIT COMMITTEE

During 2004, the Audit Committee consisted of Ms. Perone and Messrs. Targoff, DaPuzzo. Ms. Perone served as Chairperson until Mr. Healy was appointed to that position in November 2004. In December 2004, Mr. Targoff resigned from the Audit Committee. The Audit Committee met once in a joint session with the entire Board in 2004, and took three actions by unanimous written consent. Each of the members of the Audit Committee meets the requirements for being members as prescribed by the listing standards of the Nasdaq Stock Market including the independence standards of the Nasdaq Stock Market and applicable SEC rules. Mr. Healy is the audit committee financial expert, as that term is defined in Regulation S-K 401(h)(2).

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter, as amended, is included as Appendix A.

The Audit Committee has the ultimate authority and responsibility to appoint, establish the compensation for, evaluate and, where appropriate, replace the independent auditors of the Company's financial statements, and the independent auditors report directly to the Audit Committee. The Company requires that all services provided by the independent auditors be pre-approved by the Audit Committee. The Audit Committee meets periodically with management and the Company's independent auditors to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The report of the Audit Committee appears beginning on page 17.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until April 2004, the Options and Compensation Committee consisted of Ms. Perone and Mr. Targoff. In April 2004, Mr. Waltman joined the Options and Compensation Committee. No compensation committee interlocks exist with respect to the Option and Compensation Committee, nor do any present or past officers of the Company serve on the Options and Compensation Committee.

OPTIONS AND COMPENSATION COMMITTEE

The Options and Compensation Committee of the Board of Directors of the Company is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company; and reviewing salaries, compensation and remuneration for all other officers of the Company. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. The Board may also delegate the authority to the Options and Compensation Committee to negotiate contracts with certain employees. The Options and Compensation Committee met three times during 2004, including one meeting in joint session with the entire Board, and took six actions by unanimous written consent. A report on the compensation philosophy of the Committee and its executive compensation activities during 2004 appears beginning on page 13.

EXECUTIVE COMMITTEE

The Executive Committee of the Board of Directors may act with the authority of the Board except that it may not (i) submit any matter to a vote of the stockholders, (ii) fill any Board vacancies, (iii) set any compensation for Board members, and (iv) amend or repeal the By-Laws or any Board resolution which by its terms may not be so amended or repealed. The Executive Committee consists of Messrs. Lonstein, Targoff, and (beginning in June 2004) Waltman. Mr. Lonstein is a management Director and Messrs. Targoff and Waltman are independent Directors. The Executive Committee met once in joint session with the entire Board of Directors during 2004.

NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors was formed in June 2004, and consists of the independent Directors Ms. Perone and Messrs. DaPuzzo and Waltman. The Nominating Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix B. The Nominating Committee took one action by unanimous written consent during 2004.

The Company values the input of all Directors, whether independent or not, in the nominating process. The entire Board of Directors participates in the evaluation and recommendation of candidates for election as Directors, the size and composition of the Board, and the implementation of the Company's corporate governance policies. Director nominees must be approved by a majority of the independent Directors (as independence is defined in the Nasdaq rules) as well as a majority of the full Board. In evaluating candidates to serve as Directors, the Nominating Committee and the Board of Directors considers professional ethics and values, relevant managerial experience, and commitment to enhancing shareholder value.

The Board of Directors regularly assesses the size of the Board, whether any vacancies are anticipated, and the need for particular expertise. Candidates may come to the attention of the Nominating Committee or the Board of Directors from current Board members, shareholders, or other persons.

The Nominating Committee will consider shareholder recommendations of candidates when the recommendations are submitted in a proper manner. Any shareholder recommendations should include the candidate's name and qualifications to serve as a Director. Submissions should be addressed to the Nominating Committee, c/o the Corporate Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. For potential nominees to be considered at the 2006 annual meeting of stockholders, the Corporate Secretary must receive the information no later than January 17, 2006. The notice must include the candidate's age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities laws. The notice must also include the nominating shareholder's name, address, and the number of shares beneficially owned, as well as the period such shares have been held by, the nominating shareholder. The current nominees, Messrs. Lonstein, Wallach, and Healy, have been members of the Board since 1984, 2001, and 2004, respectively, and have been unanimously approved by the Nominating Committee and the Board of Directors to stand for reelection as Director. Mr. Healy was recommended for inclusion on the Board of Directors by Mr. DaPuzzo.

COMMUNICATIONS FROM SECURITY HOLDERS

Shareholders may communicate with the Board of Directors, including the independent Directors, by sending a letter to Infocrossing, Inc. - Board of Directors, c/o Corporate Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. The Corporate Secretary has the authority to disregard or take other appropriate action with respect to any inappropriate communications. The Corporate Secretary will submit appropriate communications to the Chairman of the Board or to the specific Director(s) to whom the correspondence is directed.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Summary Compensation Table below includes, for each of the years ended December 31, 2004, 2003, and 2002, individual compensation for services to the Company and its subsidiaries as paid to the Named Executives.

                                       SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                      Annual Compensation             Long Term Compensation
                               ------------------------------------ ---------------------------
                                                                              Awards
                                                                    ---------------------------
                                                                                  Securities
Name and Principal                                    Other Annual   Restricted    Underlying    All Other
Position at                      Salary               Compensation     Stock      Options/SARS  Compensation
December 2004           Year     ($)(a)    Bonus ($)     ($) (b)     Awards (#)        (#)          ($)
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------
Zach Lonstein           2004     420,500     -             -             -            500,000        -
Chief Executive         2003     409,131     -             -             -             10,000        -
Officer & Chairman      2002     413,437  145,000(d)       -             -                           -
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------
Robert Wallach          2004     420,500     -             -             -            350,000    780,763 (c)
Vice Chairman,          2003     409,131     -             -             -             10,000        -
President & COO         2002     413,437  145,000(d)       -             -             -             -
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------
John M. Lalli           2004      90,000     -             120,000       -             12,500        -
EVP Business            2003      90,000     -             120,000       -              5,000        -
Development             2002      56,596     -              70,000       -             30,000        -
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------
Nicholas J. Letizia     2004     196,796     -             -             -             65,000     93,910 (c)
SVP & General Counsel   2003     183,635     -             -             -             15,050        -
                        2002     183,750   10,000(e)       -             -             10,000        -
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------
Thomas Laudati          2004     188,190     -             -             -             10,000    274,262 (c)
SVP                     2003     179,888     -             -             -             25,000        -
                        2002     180,000   75,000(e)       -             -              2,500        -
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------
Patrick A. Dolan        2004     189,699     -             -             -            200,000    140,130 (f)
President & COO         2003     -           -             -             -             -             -
through October 2004    2002     -           -             -             -             -             -
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------
Jim Cortens             2004     165,377     -             -             -            200,000    126,380 (g)
EVP                     2003     -           -             -             -              -            -
through October 2004    2002     -           -             -             -              -            -
----------------------- ------ ---------- ----------- ------------- ------------ -------------- -------------

(a) Messrs Lonstein, Wallach, Letizia, and Laudati each voluntarily reduced their salaries by 5% for the fourth quarter of 2003.
(b)  Other Annual Compensation for Mr. Lalli is a draw against commission.
(c)  Gain on the sale of shares received from options exercised.
(d) Bonus earned in 2002 and paid in 2003. Messrs. Lonstein and Wallach each voluntarily waived their right to receive $50,000 of their bonus.
(e)  Bonus earned in 2002, paid in April 2003.
(f) Includes $128,333 in severance and $11,797 in legal fees. Mr. Dolan resigned October 2004.
(g) Includes $114,583 in severance and $11,797 in legal fees. Mr. Cortens resigned October 2004.

The Named Executives may participate in certain group life, health, and other non-cash benefit plans, which are generally available to all Company employees. The Company also maintains a 401(k) Savings Plan (the "Plan") covering all eligible employees who have attained the age of 21 years and worked at least 1,000 hours in a one-year period. The Company may make matching contributions at the discretion of the Board of Directors. For the twelve-month periods ended December 31, 2004, 2003, and 2002, the Company did not make any matching contributions.

OPTION GRANT TABLE

The following table gives information concerning grants of options made to the Named Executives during 2004:

                                     OPTION GRANTS DURING THE LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------
                               INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE VALUE
---------------------------------------------------------------------------------  AT ASSUMED ANNUAL RATES OF
                      NUMBER OF      PERCENT OF                                   STOCK PRICE APPRECIATION FOR
                     SECURITIES    TOTAL OPTIONS                                           OPTION TERM
                     UNDERLYING      GRANTED TO                                   ------------------------------
                       OPTIONS      EMPLOYEES IN     EXERCISE       EXPIRATION
                     GRANTED (#)    FISCAL YEAR    PRICE ($/SH)        DATE          5% ($)         10% ($)
------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Zach Lonstein         500,000 (a)      27.1%             $12.035     8/22/14         $3,784,000      $9,590,000
Robert Wallach        350,000 (a)      19.0%             $12.035     8/22/14         $2,649,000      $6,713,000
John M. Lalli          12,500 (b)       0.7%             $17.380     12/28/14          $137,000        $346,000
Nicholas J.
Letizia                25,000 (c)       1.4%             $13.205     06/14/14          $207,000        $526,000
        "              40,000 (b)       2.2%             $17.380     12/28/14          $437,000      $1,108,000
Thomas Laudati         10,000 (b)       0.5%             $17.380     12/28/14          $109,000        $277,000
Patrick A. Dolan      200,000 (d)      10.8%             $13.680     04/02/14        $1,721,000      $4,360,000
Jim Cortems           200,000 (d)      10.8%             $13.680     04/02/14        $1,721,000      $4,360,000

(a)  These options are non-qualified and became exercisable on the grant date.
(b) These options become exercisable as to one third of the shares on December 29, 2005, and as to one thirty-sixth of the shares each month thereafter for 24 months.
(c) These options become exercisable as to one-third of the shares on June 15, 2005, and as to one thirty-sixth of the shares each month thereafter for 24 months.
(d) These options were exercisable on the grant date. Both Messrs. Dolan and Cortens exercised their options early in 2005.

The Company did not award any stock appreciation rights or reprice any stock options during the twelve months ended December 31, 2004.


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table contains information concerning the stock options held by the Named Executives during the year ended December 31, 2004. No stock appreciation rights have been granted by the Company.


                            AGGREGATED OPTION EXERCISES DURING THE TWELVE MONTHS ENDED
                                   DECEMBER 31, 2004 AND YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                          Securities Received from          Number of Securities           Value of Unexercised
                         Exercise of Options during        Underlying Unexercised         In-the-Money Options at
                          the Twelve Months ended          Options at December 31,           December 31, 2004
                             December 31, 2004                    2004 (#)                        ($) (1)
                        -----------------------------     --------------------------    ----------------------------
                                         Net Value
Name                     Number          Received                            Un-                             Un-
                        of Shares         ($)(2)           Exercisable   Exercisable     Exercisable     Exercisable
--------------------    ----------    ---------------     -----------    -----------    -------------    -----------
Zach Lonstein               1,021     (3) $287,000           656,691          3,609       $3,325,000        $35,000
Robert Wallach            127,000       $1,746,000           586,441          3,609       $3,451,000        $35,000
John M. Lalli             -                -                  31,667         15,833         $312,000        $23,000
Nicholas J. Letizia         9,000         $100,000            34,050         75,000         $253,000       $154,000
Thomas Laudati             24,500         $283,000            16,491         23,609         $138,000       $103,000
Patrick A. Dolan          -                  -               200,000        -               $599,000        -
Jim Cortens               -                  -               200,000        -               $599,000        -

(1) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying in-the-money options at December 31, 2004 over the exercise price of those options.
(2) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying in-the-money options at the dates of exercise over the exercise price of those options.
(3) This option for 25,000 shares was exercised through the surrender of 23,979 shares. The market price on the date of exercise approximated the exercise amount of the option. The difference was paid in cash to the Company.


COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not full-time employees of the Company are granted non-qualified options to purchase 1,250 shares of the Company's common stock for each meeting attended. Subject to approval by the Board of Directors, members of the Audit Committee each receive an annual grant of a non-qualified option to purchase 2,500 shares of the Company's common stock. Employees of the Company who are also Directors, and Directors who were also affiliates of the funds that invested in the Company, do not receive compensation for their service as Directors.

Upon their initial election to the Board of Directors, Messrs. Waltman and Healy each were granted a non-qualified option to purchase 25,000 shares of the Company's common stock.


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Effective January 1, 2005, the Company entered into employment agreements with Mr. Lonstein, the Company's Chairman and Chief Executive Officer; and Mr. Wallach, the Company's Vice Chairman, President and Chief Operating Officer, replacing prior agreements originally signed as of November 1, 1999. The employment agreements each provide for, among other items: an initial annual base salary of $455,815; increases at the greater of the Cost of Living Index or as determined by the Compensation Committee of the Board of Directors; bonuses at the discretion of, and related to the satisfaction of goals to be determined by, the Board of Directors or the Compensation Committee; Company-paid medical, life and other group benefits; and the use of a current model auto and membership in a health club of the executive's choosing.

Mr. Lonstein's employment agreement provides for full-time employment for five years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. Mr. Wallach's employment agreement provides for full-time employment for two years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. During part-time periods, if they elect to remain on the Board of Directors, they will remain as Chairman and Vice-Chairman.

The employment agreements provide for lifetime pension benefits of $180,000 annually for Mr. Lonstein and $120,000 annually for Mr. Wallach, which will be paid beginning with the commencement of each executive's reduced part-time employment period. The Company will also continue to provide medical, life and disability benefits for life to the executives and their spouses. The Company will pay for a $2 million life insurance policy for Mr. Lonstein, and a $500,000 policy for Mr. Wallach. Each executive shall designate their beneficiaries.

The Company may elect to defer compensation in excess of amounts deductible for Federal income tax purposes (currently $1,000,000), to the earlier of (1) a tax year where the compensation will be deductible, (b) the first anniversary of the termination of employment of the executive, or (c) the date on which the executive must pay Federal income tax on the amount.

Mr. Lonstein's employment agreement provides that no stock option awards will be granted through December 31, 2006, except in the sole discretion of the Board of Directors, or a duly authorized committee of the Board. Mr. Wallach's agreement provides that no stock option awards will be granted through December 31, 2006. In August 2004, Messrs. Lonstein and Wallach were granted fully vested, non-qualified options to acquire 500,000 and 350,000 shares, respectively, of the Company's common stock at a price equal to the market price as of the date of grant. The options were granted pursuant to the Company's 2002 Stock Option and Stock Appreciation Rights Plan, as amended.

On January 21, 2005, Mr. Lonstein was awarded a fully vested, nonqualified option to acquire 750,000 shares of the Company's common stock at $25.00 per share.

As of October 1, 2004, Infocrossing Healthcare Services, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Luebke to become the subsidiary's President, and providing for (1) an annual salary of $250,000 subject to at least an annual review by the subsidiary's Board of Directors, (2) options issued under the Company's 2002 Stock Option and Stock Appreciation Rights Plan to purchase 50,000 shares of the Company's common stock at a price equal to the fair market value of such stock on the date of the grant, (3) performance bonuses of up to $100,000 to be based on criteria set by the subsidiary's Board of Directors and the Compensation Committee of the Company's Board of Directors, and (4) other compensation as may be granted by the subsidiary's Board of Directors in its sole discretion.

Mr. Luebke's employment agreement also provides for the payment of severance equal to his then effective base salary for one year, and provides for reductions of this severance in the event he gains employment elsewhere, or receives disability payments during the severance period.

In connection with the acquisition of ITO by the Company on April 2, 2004, the Company and Mr. Dolan entered into an employment agreement, cancelable by either party at any time, and providing for (1) a salary of $280,000, which could be increased annually by the Company's Board of Directors in their sole discretion; a grant of a fully vested option to purchase 200,000 shares of the Company's common stock at the fair market value of such stock on April 2, 2004; a current model automobile; and reimbursement of costs relating to maintaining an apartment in New Jersey. The agreement provided for Mr. Dolan to be named President and Chief Operating Officer of the Company, required that Mr. Dolan be named to the Company's Board of Directors; and provided for the possibility of promotion to Chief Executive Officer after two years if certain revenue and other targets are achieved. The agreement provided for a severance payment, upon termination, equal to nine month's salary.

In connection with the acquisition of ITO by the Company on April 2, 2004, the Company and Mr. Cortens entered into an employment agreement, cancelable by either party at any time, and providing for (1) a salary of $250,000, which could be increased annually by the Company's Board of Directors in their sole discretion; a grant of a fully vested option to purchase 200,000 shares of the Company's common stock at the fair market value of such stock on April 2, 2004; and a current model automobile. The agreement provided for Mr. Cortens to be named Executive Vice President of the Company. The agreement provided for a severance payment, upon termination, equal to nine month's salary.

On October 15, 2004 each of Messrs. Dolan and Cortens agreed to end their employment with the Company, and each resigned his various positions on November 3, 2005. Their resignations were submitted on November 3, 2004 effective as of October 15, 2004. Pursuant to Settlement and Release Agreements with Messrs Dolan and Cortens, the Company is paying severance over nine months. Mr. Dolan will receive $210,000, of which $128,333 had been paid by December 31, 2004. Mr. Cortens will receive $187,500, of which $114,583 had been paid by December 31, 2004.

Mr. Lalli was employed in May 2002 pursuant to a letter agreement with an initial term of one year. Unless terminated, the agreement provides that after the initial term, Mr. Lalli's employment will continue on an "at-will" basis. The agreement provides for a salary of $90,000 per year: a 3% commission on new contracts generated through his efforts; a $10,000 minimum draw against commissions earned, if any; and a recommendation to the Board of Directors to issue him options to purchase 30,000 shares of the Company's common stock at the fair market value on the date of the grant. Such options were issued in June 2002.


REPORT ON EXECUTIVE COMPENSATION

The Options and Compensation Committee of the Board of Directors administers the compensation of the executive officers of the Company. The following report is submitted by the Committee regarding compensation for the Company's executive officers during 2004.

The Company's compensation policies are designed to attract, motivate, and retain superior talent to enable the Company to achieve its business objectives and to align the financial interest of the executive officers with the stockholders of the Company. The Company's overall compensation philosophy is to reinforce strategic objectives through the use of incentive compensation programs; align executive compensation structures with shareholder objectives to ensure a mutuality of interest in strategic decisions; and encourage significant ownership of stock in the Company to strengthen the mutuality of interest between executive officers and shareholders.

The compensation of executive officers consists of base compensation, participation in benefit plans generally available to employees, and in some instances, bonuses and/or options. In setting compensation, the Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee, based on its experience, believes are competitive with the compensation of comparable executive officers in similarly situated companies while relying on stock options and bonuses to provide significant performance incentives. The Committee did not award any bonuses to the Company's executive officers for 2004.

The base compensation of Messrs. Lonstein, Wallach, Lalli, Luebke, Dolan, and Cortens were established by the employment agreements between the Company and each of them. No other executive officers have employment agreements with the Company. The employment agreements with Messrs. Lonstein and Wallach in effect during 2004 provided for annual increases of base compensation of at least five percent (5%) effective on November 1 of each year. Messrs. Lonstein and Wallach voluntarily waived such increases that would have been effective as of November 1, 2002 on a permanent basis. They also waived the increases that would have been effective November 1, 2003 through the period ended October 31, 2004. A new employment agreement with each of Messrs. Lonstein and Wallach became effective on January 1, 2005.

Although the Company has paid bonuses to executive officers historically, no bonuses were awarded to executive officers for 2003 and 2004. The Committee may determine in the future to begin awarding bonuses to executive officers. With respect to determining bonuses in prior years, the Committee has relied significantly on the recommendation of the Chief Executive Officer with respect to any bonuses to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based on a subjective evaluation of the performance of the Company and their contributions to the Company. The employment agreements with each of the executive officers provide for bonuses to be earned upon the achievement of criteria established by the Committee, however, the Committee may adjust any bonus if the Committee in good faith deems it necessary in view of the Company's overall financial condition, or in one instance, the overall financial condition of a subsidiary of the Company. The agreements with Messrs. Lonstein and Wallach each provide for a target bonus equal to 100% of base salary. In addition, in the case of Messrs. Lonstein and Wallach, the Company may defer any bonus payment of that portion, if any, of the bonus which is not deductible by the Company because of Internal Revenue Code of 1986, as amended (the "Code").

The Committee periodically examines market compensation levels and trends for similar positions in comparable public companies. The Committee has determined, however, that since the Company's business is an emerging market and the Company itself was a turnaround situation, there are no reasonable comparables to benchmark compensation of the Named Executive Officers.

Periodically, the Committee awards executive officers and certain other employees stock options under the Company's stock option plan in effect at the time of award. In determining the number of shares underlying options to be granted to each executive officer, the Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers other than the Chief Executive Officer and makes a subjective determination regarding those recommendations. All of the Named Executive Officers received stock option grants during 2004. Total shares underlying the options granted during 2004 to the Named Executive Officers were 1,337,500. Messrs. Lonstein and Wallach each received options to purchase 500,000 and 350,000 shares, respectively, during 2004. The Committee retained compensation consultants to assist the Committee in structuring new employment and compensation agreements with the Chief Executive Officer and the Chief Operating Officer.

In January 2005, the Committee awarded an option to Mr. Lonstein to purchase 750,000 shares $25.00 per share. The average of the high and low prices for one share of the Company's common stock on the date of the grant was $16.995. The award was made pursuant to the Company's 2002 Stock Option and Stock Appreciation Rights Plan, as amended. The purpose of the grant was to mitigate the financial impact on Mr. Lonstein for having provided options at $25.00 per share on 750,000 shares of the Company's common stock owned by him to those purchasers (including their successors and assigns) under a certain Securities Purchase Agreement dated as of April 7, 2000 between the Company and such purchasers.

Generally, the Company will pay compensation to executive officers qualifying for a tax deduction pursuant to Section 162(m) of the Code. In certain instances, however, stock options awarded to executive officers may be Incentive Stock Options as defined in Section 422 of the Code and will not give rise to a tax deduction if the recipient adheres to the requirements of Section 422.

Based on the individual experience of its members, the Options and Compensation Committee believes the compensation for each Named Executive Officer for 2004 was reasonable based on each executive officer's experience, level of responsibility, and the contributions made and expected to be made by each to the Company. See "Employment Agreements" for a description of the employment agreements between the Company and each of Messrs. Lonstein, Wallach, Luebke, Dolan, and Cortens and the settlements with Messrs. Dolan and Cortens.

Options and Compensation Committee

Kathleen A. Perone  (Chairperson)
Howard L. Waltman
Michael B. Targoff


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 21, 2003, the Company sold 9,739,111 shares of common stock and five year warrants to purchase 3,408,689 shares of common stock for a net aggregate amount of approximately $69,942,000. The warrants have an exercise price of $7.86 per share and expire in October 2008. The private stock offering was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933. The net proceeds of the private stock offering were principally used to fund the redemption of preferred stock and warrants outstanding, the repayment of Debentures discussed below, and to pay related fees and expenses. The remainder of the proceeds was used for working capital purposes. On February 12, 2004, a Registration Statement on Form S-3, filed by the Company on behalf of the private stock offering investors as selling shareholders, was declared effective. The Company will not receive any proceeds from any sales of stock under this registration statement.

On February 1, 2002, the Company issued $10,000,000 of Senior Subordinated Debentures (the "Debentures") and warrants to purchase, initially, 2,000,000 shares of the common stock of the Company (the "Camden Warrants") (subject to adjustments as discussed below) to various funds controlled by the Camden Entities. The Company had the option to pay interest in the form of (a) cash,
(b) additional Debentures, or (c) a combination of cash and additional Debentures. The Company chose to make the interest payments due July 31, 2002, January 31, 2003, and July 31, 2003 using an aggregate of $1,910,160 of additional Debentures. The exercise price of the Camden Warrants is $5.86 per share and they expire on January 31, 2007. Camden Warrants could be cancelled, in part, upon the prepayment of the Debentures. On October 21, 2003, the Company repaid the all the Debentures and interest accrued through that date in the amount of $12,227,000, and also cancelled 937,500 of the Camden Warrants.

On June 30, 2004, the Company completed a private offering of $60 million aggregate principal amount of 4.0% Convertible Senior Notes due July 15, 2024 (the "Notes"). Approximately $40 million of the net proceeds from this offering were used to repay outstanding term loans. The remaining balance was used to fund acquisitions and for general corporate purposes. On July 6, 2004, the initial purchaser exercised its option in full to purchase an additional $12 million of the Notes. Net proceeds to the Company after discount and fees were approximately $69 million. Interest on the Notes is payable semi-annually in arrears beginning on January 15, 2005.

The initial purchaser of the Notes described above, Lehman Brothers, Inc. ("Lehman"), received a discount of $2,520,000, representing 3.5% of the $72,000,000 principal amount of the securities. An affiliate of the initial purchaser, LBI Group, Inc. ("LBI"), who had participated in the October 2003 stock offering described above and was the beneficial owner of 2.5% of the Company's common stock prior to the offering, acquired Notes as part of the offering. Following the completion of the offering, LBI beneficially owned 5.8% and Lehman beneficially owned 4.7% of the Company's outstanding common stock. Both LBI and Lehman share the same common parent. In September 2004, Lehman sold $4,000,000 in Notes to an investor. At April 29, 2005, assuming the conversion of their Notes into shares, LBI beneficially owned 5.4% and Lehman beneficially owned 3.1% of the Company's outstanding common stock. The Notes were not convertible as of April 29, 2005 since certain conditions precedent to conversion had not been satisfied.

As of December 31, 2004, Mr. Lonstein was indebted to the Company in the amount of $93,931. This indebtedness is payable on demand and bears interest at the prime rate of interest plus 1% per annum.

As of December 31, 2004, Mr. Wallach was indebted to the Company in the amount of $103,484. This indebtedness is payable on demand and bears interest at the prime rate.

As of December 31, 2004, Mr. Laudati is indebted to the Company in the amount of $40,359. This indebtedness is payable on demand and bears interest at the prime rate.In accordance with the Sarbanes-Oxley Act of 2002, no further advances are being made to the Company's officers, other than accrued interest on outstanding balances.


CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of ethics was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for December 31, 2004. The Company has posted the code of ethics on its website at www.infocrossing.com/ir_co_e.cfm. In addition, a copy of the code of ethics may be obtained by writing to Infocrossing, Inc., attention: Corporate Secretary, 2 Christie Heights Street, Leonia, NJ 07605.

STOCK PERFORMANCE GRAPH

The accompanying graph compares cumulative total stockholder return on the Company's common stock with the Nasdaq Domestic Stock Index and the Nasdaq Computer and Data Processing Services Index (SIC Code 737). The graph assumes that $100 was invested in the Company's common stock and each index on December 31, 1999.

                       [GRAPHIC REPLACED WITH CHART BELOW]

                                     STOCKHOLDER RETURN
                                      AS OF DECEMBER 31,
                        --------------------------------------------------
                        1999     2000     2001      2002     2003     2004

Company Common Stock    $100      $24      $24      $25       $48      $67

NASDAQ Domestic Index    100       60       48       33        49       54

NASDAQ Computer and
  Data Processing
  Services Index         100       46       37       26        34       37


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company, the Company believes that during the twelve months ended December 31, 2004, persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements on a timely basis. Based solely on a review of the copies of reports furnished to the Company and the results of its review to date, the Company currently believes that the following reports on Form 4 by Executive Officers and Directors were not timely filed during the twelve months ended December 31, 2004: for Ms. Perone, seven reports; for Mr. DaPuzzo, six reports; for Messrs. Targoff and Waltman, five reports each; for Mr. Laudati, three reports; for Messrs. McHale and Letizia, two reports each; and for Messrs. Wilczak, Lazarewicz, Lalli, and Healy, one report each. .

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

FEES BILLED BY ERNST & YOUNG, LLP, THE COMPANY'S INDEPENDENT AUDITORS

                                               FOR THE YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                                    2004               2003
                                             -----------------    -------------
AUDIT FEES                                   $     1,190,502      $    420,700
AUDIT-RELATED FEES - FOR DUE DILIGENCE
  RELATING TO ACQUISITIONS IN 2004
  AND A SAS-70 AUDIT IN 2003                          81,300            35,000
TAX FEES - FOR CORPORATE RETURN
    PREPARATION AND TAX AUDIT SUPPORT                 86,775           101,945
                                                -------------     -------------
                                             $     1,358,577     $     557,645
                                                =============     =============

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

REPRESENTATION AT THE MEETING

A representative of Ernst & Young, LLP is expected to be present at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee has a charter which is updated periodically. The current charter is filed as Appendix A to this Proxy Statement.

The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, such firm's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee discussed with the independent registered public accounting firm such firm's independence from management and the Company. The Committee reviewed the matters in the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.

In assessing the independence of the independent registered public accounting firm, the Committee considered the compatibility of non-audit services with the independent registered public accounting firm's independence. The Committee requires that all services of the independent registered public accounting firm be pre-approved by the Audit Committee. The Committee considered whether the provision of non-audit services to the Company and the audit and non-audit fees paid to the independent registered public accounting firm are compatible with maintaining independence. On the basis of its review, the Committee determined that the independent registered public accounting firm has the requisite independence.

The Committee reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and the effectiveness of the Company's internal control over financial reporting.

The Committee discussed with the Company's management and independent registered public accounting firm the overall scope and plans for the audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting. The Committee held one meeting during the year ended December 31, 2004 and took three actions by written consent.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for 2004.


Audit Committee

Jeremiah M. Healy, Chairman
Peter J. DaPuzzo
Kathleen A. Perone


               PROPOSAL II - APPROVAL OF THE PROPOSAL TO ADOPT THE
                            COMPANY'S 2005 STOCK PLAN

Effective as of April 28, 2005, subject to stockholder approval, the Board of Directors of the Company adopted the Infocrossing, Inc. 2005 Stock Plan (the "Plan"). The Company has reserved 1,000,000 of the authorized shares of Common Stock for issuance under the Plan. Unless terminated earlier, the Plan will terminate on the tenth anniversary of the day immediately preceding the date on which the Plan is approved by the stockholders.

PLAN ADMINISTRATION; ELIGIBILITY. The Plan is administered by a committee (the "Committee") consisting of at least three Directors provided, however, that the composition of such committee shall comply with applicable rules of the Securities and Exchange Commission, as may be amended from time to time, and applicable listing requirements, as may be amended from time to time.

The Committee has full power to select from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms of each award, subject to the provisions of the Plan. Persons eligible to participate in the Plan generally will be those officers, employees and Directors of the Company and consultants to the Company who are responsible for or contribute to the management, growth or profitability of the Company, as selected from time to time by the Committee.

STOCK OPTIONS GRANTED TO EMPLOYEES. The Plan permits the granting of both incentive stock options ("Incentive Options") and non-qualified stock options ("Non-Qualified Options") to Company employees. The exercise price of each option shall be determined by the Committee but shall not be less than 100% of the fair market value for the shares on the date of grant.

The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments.

Upon exercise of options, the option exercise price must be paid in full either
(i) in cash (ii) with the approval of the Committee (which may be withheld in its sole discretion) by the surrender of shares of the Company's common stock then owned by the grantee, (iii) from the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) in any combination of the foregoing, and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Incentive Option and each grantee; PROVIDED, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.

To qualify as Incentive Options, options must meet additional federal tax requirements, as may be amended from time to time, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS AND CONSULTANTS. The Plan permits the granting of Non-Qualified Options to non-employee officers and Directors of the Company and to consultants to the Company. The exercise price of such Non-Qualified Options shall be determined by the Committee and shall not be less than 100% of the fair market value of the Common Stock on the date of grant.

The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments.

Upon exercise of options, the option exercise price must be paid in full either
(i) in cash (ii) with the approval of the Committee (which may be withheld in its sole discretion), by the surrender of shares of the Company's common stock then owned by the grantee, (iii) from the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) by any combination of the FOREGOING and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Incentive Option and each grantee; PROVIDED, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.

STOCK APPRECIATION RIGHTS. At the discretion of the Committee, options granted under the Plan to officers, employees, Directors or consultants may include stock appreciation rights. The exercise price of each stock appreciation right shall be determined by the Committee but shall not be less than 100% of the fair market value for the underlying shares on the date of grant. Such stock appreciation rights are only exercisable with their related stock options. Upon exercise of a stock appreciation right a grantee shall be entitled to receive in stock the difference between the current fair market value of common stock and the original exercise price of the underlying stock option. Stock appreciation rights not exercised with the exercise of the underlying option, will automatically terminate.

RESTRICTED STOCK AND UNRESTRICTED STOCK. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee.

Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date on which the restrictions will lapse and the shares become vested. The Committee may at any time waive such restrictions or accelerate such dates. If a participant who holds shares of Restricted Stock terminates the relationship with the Company for any reason (including death) prior to the vesting of such Restricted Stock, the Company shall have the right to require the forfeiture of such Restricted Stock in exchange for the amount, if any, which the participant paid for them. Prior to the vesting of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Plan or in the Restricted Stock award agreement.

The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock may be issued in recognition of past services or other valid consideration.

ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The Committee shall make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments.

TAX CONSEQUENCES. The Company believes that the federal income tax consequences of the Incentive Options are as follows. There are no tax consequences to the grantee or the Company at the time of grant of an option or stock appreciation right. An optionee who exercises a non-qualified option will recognize compensation taxable as ordinary income (subject to withholding) in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction from income in the same amount. The optionee's basis in such shares will be increased by the amount taxable as compensation, and his capital gain or loss when he disposes of the shares will be calculated using such increased basis.

If all applicable requirements of the federal tax law or regulations, as may be amended from time to time, with respect to Incentive Options are met, no income to the optionee will be recognized and no deduction will be allowable to the Company at the time of the grant or exercise of an Incentive Option. The excess of the fair market value of the shares at the time of exercise of an Incentive Option over the amount paid is an item of tax preference which may be subject to the alternative minimum tax. In general, if an incentive stock option is exercised three months or more after termination of employment, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction in the same amount. If the shares acquired subject to the option are sold within one year of the date of exercise or two years from the date of grant, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the sale price and the Company will be entitled to a deduction from income in the same amount. Any excess of the sale price over the market value on the date of exercise will be taxed as a capital gain.

Stock appreciation rights will be treated as ordinary income, subject to withholding, to a grantee at the time of exercise in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction of an equivalent amount.

Shares of the Company which are not subject to restrictions and possibility of forfeiture and which are awarded to an employee under the Incentive Stock Plan will be treated as ordinary income, subject to withholding, to a grantee at the time of the transfer of the shares and the value of such awards will be deductible by the Company at the same time in the same amount. Shares granted subject to restrictions and possibility of forfeiture will not be subject to tax nor will such grant result in a tax deduction for the Company at the time of award. However, when such shares become free of restrictions and possibility of forfeiture, the fair market value of such shares at that time (i) will be treated as ordinary income to the employee and (ii) will be deductible by the Company.

The tax treatment upon disposition of shares acquired under the Plan will depend upon how long the shares have been held and on whether or not the shares were acquired by exercising an Incentive Option. There are no tax consequences to the Company upon a participant's disposition of shares acquired under the Plan, except that the Company may take a deduction equal to the amount the participant must recognize as ordinary income in the case of the disposition of shares acquired under Incentive Options before the applicable holding period has been satisfied.

AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the Plan. Moreover, no such amendment, unless approved by the stockholders of the Company, as may be required under (i) applicable rules of the Securities and Exchange Commission, as may be amended from time to time, or
(ii) if the Stock is listed on a national securities exchange or the Nasdaq system, with applicable listing requirements, as may be amended from time to time, or (iii) with respect to Incentive Stock Options, as required under applicable federal tax law or regulations, as may be amended from time to time,

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION
                             OF THE 2005 STOCK PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information, as of December 31, 2004, regarding securities authorized for issuance under the Company's 1992 Stock Option and Stock Appreciation Rights Plan and the Company's 2002 Stock Option and Stock Appreciation Rights Plan.

                                         -------------------------    --------------------------    --------------------------
                                         NUMBER OF SECURITIES TO          WEIGHTED AVERAGE            NUMBER OF SECURITIES
                                         BE ISSUED UPON EXERCISE          EXERCISE PRICE OF          REMAINING AVAILABLE FOR
                                          OF OUTSTANDING OPTIONS         OUTSTANDING OPTIONS             FUTURE ISSUANCE
                                         -------------------------    --------------------------    --------------------------
Two qualified Stock Option Plans -
previously approved by stockholders (1)         3,012,605                      $12.10                    903,794 (2)(3)

 (1) Includes the Company's 1992 Stock Option and Stock Appreciation Rights Plan and the Company's 2002 Stock Option and Stock Appreciation Rights Plan. The 1992 Stock Option and Stock Appreciation Rights Plan was approved by the stockholders of the Company in September 1992. No further grants may be made under the 1992 Stock Option and Stock Appreciation Rights Plan. The 2002 Stock Option and Stock Appreciation Rights Plan was approved by the stockholders of the Company in June 2002. If the 2005 Plan is adopted by the stockholders, no further grants will be made under the 2002 Plan.

(2) The above table does not reflect the 1,000,000 additional shares that will be issuable if the adoption of the 2005 Stock Plan is approved by the stockholders pursuant to Proposal II above.

(3) On January 21, 2005, Mr. Lonstein was awarded a fully vested, nonqualified option to acquire 750,000 shares of the Company's common stock at $25.00 per share. The average of the high and low prices for one share of the Company's common stock on the date of the grant was $16.995. The award was made pursuant to the 2002 Plan.

At December 31, 2004, we have reserved 3,055,095 common shares for issuance upon exercise of the following warrants: (i) 1,062,500 shares exercisable at $5.86 per share expiring January 31, 2007; (ii) 65,000 shares exercisable at $18.00 per share expiring September 16, 2010; (iii) 50,000 shares exercisable at $15.00 per share expiring January 13, 2009; and (iv) 1,877,595 shares exercisable at $7.86 per share expiring October 20, 2008.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2006 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than January 17, 2006.


                                 OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.


                                  ANNUAL REPORT

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE
   SECRETARY OF THE COMPANY AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NJ 07605.

                                   APPENDIX A

                           AUDIT COMMITTEE CHARTER OF
                               INFOCROSSING, INC.

     The Board of Directors of Infocrossing, Inc. (the "Company") has adopted this Charter to govern the operations of the Audit Committee (the "Committee") of the Company's Board of Directors. The Committee shall review and reassess the Charter at least annually. It shall report the findings of such review and reassessment to the Company's Board of Directors at least annually. At such time, the Board of Director's will determine if any modifications to this Charter are required.

ORGANIZATION OF THE AUDIT COMMITTEE

     The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and otherwise meet the independence requirements of applicable SEC and Nasdaq rules. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise. The Company's Board of Directors shall appoint one of the members as Chairperson of the Committee.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and financial reporting process; the systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accountants, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent registered public accountants are responsible for auditing those financial statements. The Committee, in discharging its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set overall corporate policies for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.


o The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the auditor regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent registered public accountants must report directly to the Committee

o At least annually, the Committee shall obtain and review a report by the independent registered public accountants describing: (i) the independent registered public accountants' internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent registered public accountants , or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accountants , and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accountants and the Company (to assess the auditors' independence, consistent with Independence Standards Board Standard 1, as amended).

o After reviewing the foregoing report and the independent registered public accountants' work throughout the year, the Committee shall evaluate the auditors' qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and the Company's personnel responsible for the internal audit function, if any.

o The Committee shall determine that the independent registered public accountants have a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under applicable SEC rules.

o The Committee shall have a clear understanding with management and the independent registered public accountants that the independent registered public accountants are ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

o The Committee shall have the ultimate authority and responsibility to appoint, establish the compensation for, evaluate and, where appropriate, replace the independent registered public accountants, and the independent registered public accountants shall report directly to the Committee.

o The Committee shall review and approve the independent registered public accountants' compensation and proposed terms of their engagement.

o The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent registered public accountants. The Committee may delegate to one or more of its members, to the extent permitted by applicable SEC and Nasdaq rules, the authority to grant pre-approvals required hereunder. The decisions of any member to whom authority is delegated to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

o The Committee shall discuss with the independent registered public accountants the overall scope and plans for their audit, including the adequacy of staffing and budget or compensation.

o The Committee shall review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants' activities or access to requested information, and management's response. The Committee shall review any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the independent registered public accountants to the Company that is in addition to their audit report on the effectiveness of internal control over financial reporting.

o The Committee shall review the quarterly financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States).

o The Committee shall review with management and the independent registered public accountants the annual audited financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB (United States).

o The Committee's review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal control over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (ii) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods of the financial statements; (iii) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles, and (v) the clarity of the disclosures in the financial statements.

o The Committee shall receive and review a report from the independent registered public accountants, prior to the filing of the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

o The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

o The Committee shall review management's report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants' report on (1) management's assessment and (2) the effectiveness of internal control over financial reporting.

o The Committee shall discuss with management, the internal auditors, if any, and the independent registered public accountants management's process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

o The Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management's assessment of the deficiencies and the assessment of such deficiencies made by the independent registered public accountants. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management's remediation plans are clear and complete.

o The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

o The Committee shall discuss with management, the internal auditors, if any, and the independent registered public accountants any (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Company's periodic filings with the SEC.

o The Committee shall review with senior management the Company's overall antifraud programs and controls.

o The Committee shall review the Company's compliance and ethics programs, including consideration of legal and regulatory requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company's code of conduct and programs that management has established to monitor compliance with such code. The Committee shall receive any corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

o The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

o The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet the SEC rules and Nasdaq listing standards.

o The Committee shall determine the appropriate funding needed by the Committee for payment of (1) compensation to the independent registered public accountants engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and
     (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

o The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

o The Committee shall prepare the audit report required by the Securities and Exchange Commission to be included in the proxy statement used in connection with the annual meeting of the Company's stockholders.

o In order to fulfill its obligations hereunder, the Committee shall meet as often as it deems necessary. Such meetings may be conducted in person or via telephonic conferencing equipment. The Committee shall maintain written minutes of all meetings and provide copies of such minutes to the Company's Board of Directors.

                                   APPENDIX B
                               INFOCROSSING, INC.
                       CHARTER OF THE NOMINATING COMMITTEE



1.   MISSION STATEMENT

     The Nominating Committee, (the "Committee") shall advise the full Board of Directors with respect to Board organization and identify nominees to stand for election as directors.

2.   MEMBERSHIP AND QUALIFICATION

     The Committee shall consist of three or more individuals each of whom is an "independent director" as defined in applicable Nasdaq listing standards. The Committee members shall be elected annually by the Board for terms of one year, or until their successors shall be duly elected and qualified. A Committee Chairperson shall be elected by the full Board.

     In addition to satisfying the requirements necessary to be independent directors, each member of the Committee also shall satisfy all requirements necessary from time to time to be a "Non-Employee Director" under SEC Rule 16b-3.

3.   MEETINGS AND OTHER ACTIONS

     The Committee will meet as may be necessary to carry out its responsibilities. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board of the Company. All meetings of and other actions by the Committee shall be held and taken pursuant to the Bylaws of the Company.

     Reports of meetings of actions taken at meetings or by consent by the Committee since the most recent Board meeting (except to the extent covered in an interim report circulated to the Board) shall be made by the Committee to the Board at its next regularly scheduled meeting following the Committee meeting or action.

4.   GOALS, RESPONSIBILITIES AND AUTHORITY

     In carrying out its mission, the Committee shall have the following goals, responsibilities, and authority:

     BOARD OF DIRECTORS

     a. Evaluate periodically the desirability of and recommend to the Board any changes in the size and composition of the Board.

     b. Select nominees for directors, except as may be required by contract, in accordance with the general and specific criteria set forth below or determined as provided below:

          o General Criteria. The number of independent directors should be at least equal to the number that would satisfy applicable Nasdaq rules. Such independent directors should have appropriate skills, experience, and other characteristics to provide qualified persons to fill all Board committee positions required to be filled by independent directors. Certain executive officers generally should serve as directors. Each director should:

               o Be of high character and integrity and have an inquiring mind, vision, a willingness to ask hard questions, and the ability to work well with others;

               o Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

               o Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member; and

               o Have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

          o Specific Criteria. In addition to the foregoing general criteria, the Nominating Committee shall develop, reevaluate at least annually, and modify as appropriate a set of specific criteria outlining the skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), particular areas of expertise, specific backgrounds, and other characteristics that should be represented on the Board to enhance the effectiveness of the Board and Board committees.

               o These specific criteria should take into account any particular needs of the Company as determined by the Board.

     c. Evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection (or that the Board elect such individual on an interim basis) as a director based on the extent to which such individual meets the general criteria above and will contribute significantly to satisfying the overall mix of specific criteria identified above and remedying any deficiencies therein.

          o Each annual decision to re-nominate incumbent directors should be based on a careful consideration of each such individual's contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company's changing needs.

     d. Seek potential director candidates who will strengthen the Board and remedy any perceived deficiencies in the specific criteria identified above. This should include establishing procedures for soliciting and reviewing potential nominees from directors and shareholders and for advising those who suggest nominees of the outcome of such review.

     e. Submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of shareholders or at other times due to Board expansion, resignations, retirements, or otherwise.

5.   ADDITIONAL RESOURCES

     The Committee shall have the right to use reasonable amounts of time of the Company's internal and independent accountants, internal and outside lawyers, and other internal staff and also shall have the right to hire independent compensation experts, lawyers, and other consultants to assist and advise the Committee in connection with its responsibilities.

                                   APPENDIX C

                       INFOCROSSING, INC. 2005 STOCK PLAN

                      I. ESTABLISHMENT OF PLAN; DEFINITIONS

1. Purpose. The purpose of the Infocrossing, Inc. 2005 Stock Plan is to encourage certain, officers, employees, directors and consultants of Infocrossing, Inc., a Delaware corporation (the "Company") to acquire and hold stock in the Company as an added incentive to remain with the Company and to increase their efforts in promoting the interests of the Company and to enable the Company to attract and retain capable individuals.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

     (c) "Committee" shall mean a committee made up of at least three members of the Board whose members shall, from time to time, be appointed by the Board; provided, however, that the composition of such Committee shall comply with applicable rules of the Securities and Exchange Commission, as may be amended from time to time, and if the Stock is listed on a national securities exchange or the Nasdaq system, the composition also shall comply with applicable listing requirements, as may be amended from time to time.

     (d) "Company" shall mean Infocrossing, Inc., a Delaware corporation.

     (e) "Consultants" shall mean persons who provide services to the Company who are not Employees or Directors.

     (f) "Directors" shall mean those members of the Board of Directors of the Company who are not Employees.

     (g) "Disability" shall mean a medically determinable physical or mental condition which causes an Employee, Director or Consultant to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

     (h) "Employee" shall mean any common law employee, including officers, of the Company as determined under the Code, and the regulations thereunder.

     (i) "Fair Market Value" shall mean (i) if the Stock is listed on a national securities exchange or the Nasdaq system, the mean between the highest and lowest sales prices for the Stock on such date, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices or (ii) if the Stock is not listed on a national securities exchange or the Nasdaq system, the mean between the bid and asked prices for the shares on such date, or if no such prices are reported for such day, then on the next preceding day on which there were reported prices.

     (j) "Grantee" shall mean an officer, Employee, Director or Consultant granted a Stock Option or Stock Award under this Plan.

     (k) "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

     (l) "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

     (m) "Plan" shall mean the Infocrossing, Inc. 2005 Stock Plan as set forth herein and as amended from time to time.

     (n) "Restricted Stock" shall mean Stock which is issued pursuant to the Restricted Stock as set forth in Part IV of this Plan.

     (o) "Stock" shall mean authorized shares of the common stock of the Company.

     (p) "Stock Appreciation Right" shall mean a stock appreciation right granted pursuant to the Stock Appreciation Right provisions as set forth in
     Part II and III of this Plan.

     (q) "Stock Award" shall mean an award of Restricted or Unrestricted Stock granted pursuant to this Plan.

     (r) "Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

     (s) "Subsidiary" shall mean any corporation (other than Infocrossing, Inc.) in an unbroken chain of corporations beginning with and including Infocrossing, Inc., if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (t) "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Company or of its parent or subsidiary corporation.

     (u) "Unrestricted Stock" shall mean Stock which is issued pursuant to the Unrestricted Stock provisions as set forth in Part V of this Plan.

3. Shares of Stock Subject to the Plan. Subject to the provisions of Paragraph 2 of Part VI of the Plan, the Stock which may be issued or transferred pursuant to Stock Options and Stock Awards granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 1,000,000 shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised or, if Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of shares of Stock which are no longer outstanding as Stock Awards or subject to Stock Options may again become available for the grant of Stock Awards or Stock Options. There shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Awards or Stock Options previously granted and no amendment, without the approval of the shareholders of the Company as may be required under (i) applicable rules of the Securities and Exchange Commission, as may be amended from time to time, or (ii) if the Stock is listed on a national securities exchange or the Nasdaq system, with applicable listing requirements, as may be amended from time to time, or (iii) with respect to Incentive Stock Options, as required under applicable federal tax law or regulations, as may be amended from time to time,.

6. Effective Date and Duration of the Plan. This Plan shall become effective upon the approval of the shareholders of the Company at the 2005 Annual Meeting. This Plan shall terminate at the close of business on the day immediately preceding the tenth anniversary of the effective date, and no Stock Award or Stock Option may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Award or Stock Option theretofore issued or granted.



                      II. INCENTIVE STOCK OPTION PROVISIONS

1. Granting of Incentive Stock Options.

     (a) Only Employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. Officers, Directors and Consultants of the Company who are not also Employees shall not be eligible to receive Incentive Stock Options.

     (b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

     (c) No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

     (d) The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

     (e) The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of Section 422 of the Code.

     (f) The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

     (g) Notwithstanding any other provisions hereof, the aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporation) shall not exceed $100,000.

2. Exercise of Incentive Stock Options. The option price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash, (ii) with the approval of the Committee (which may be withheld in its sole discretion) by the surrender of Stock then owned by the Grantee, (iii) the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) any combination of the foregoing; and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Incentive Stock Option and each Grantee; PROVIDED, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. Shares of Stock so surrendered in accordance with clause (ii) or
(iv) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine. An Incentive Stock Option may not be exercised for a fraction of a share. The proceeds from the exercise of an Incentive Stock Option shall constitute general funds of the Company and may be used for its corporate purposes as the Board may determine.

3. Termination of Employment.

     (a) If a Grantee's employment with the Company is terminated other than by Disability or death the terms of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or three months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

     (b) If a Grantee's employment with the Company is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

     (c) If a Grantee's employment with the Company is terminated by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such date of death, to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

4. Stock Appreciation Rights

     (a) Grant. Stock Appreciation Rights related to all or any portion of an Incentive Stock Option may be granted by the Committee to any Grantee in connection with the grant of an Incentive Stock Option or unexercised portion thereof held by the Grantee at any time and from time to time during the term thereof. Each Stock Appreciation Right shall be granted at least at Fair Market Value on the date of grant and be subject to such terms and conditions not inconsistent with the provisions of this Part II as shall be determined by the Committee and included in the agreement relating to such Stock Appreciation Right, subject in any event, however, to the following terms and conditions of this Section 4. Each Stock Appreciation Right may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations on the exercise of the Incentive Stock Option to which it relates.

     (b) Exercise. No Stock Appreciation Right shall be exercisable with respect to such related Incentive Stock Option or portion thereof unless such Incentive Stock Option or portion shall itself be exercisable at that time. A Stock Appreciation Right shall be exercised only upon surrender of the related Incentive Stock Option or portion thereof in respect of which the Stock Appreciation Right is then being exercised.

     (c) Amount of Payment. On exercise of a Stock Appreciation Right, a Grantee shall be entitled to receive an amount equal to the product of (i) the amount by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the option price per share specified in the related Incentive Stock Option and (ii) the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised.

     (d) Form of Payment. Stock Appreciation Rights may only be settled in Stock. The number of shares of Stock to be distributed shall be the largest whole number obtained by dividing the amount otherwise distributable in respect of such settlement by the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right. The value of fractional shares of Stock shall be paid in cash.

     (e) Effect of Exercise of Right or Related Option. If the related Incentive Stock Option is exercised in whole or in part, then the Stock Appreciation Right with respect to the Stock purchased pursuant to such exercise (but not with respect to any unpurchased Stock) shall be terminated as of the date of exercise if such Stock Appreciation Right is not exercised on such date.

     (f) Non-transferability. A Stock Appreciation Right shall not be transferable or assignable by the Grantee other than by will or the laws of descent and distribution, and shall be exercisable during the Grantee's lifetime only by the Grantee.

     (g) Termination of Employment. If the Grantee ceases to be an Employee of the Company for any reason, each outstanding Stock Appreciation Right shall be exercisable for such period and to such extent as the related Incentive Stock Option or portion thereof. Absence on leave approved by the Company shall not be considered a termination of employment for any purpose of the Plan.



                   III. NON-QUALIFIED STOCK OPTION PROVISIONS

1. Granting of Stock Options.

     (a) Officers, Employees, Directors and Consultants shall be eligible to receive Non-Qualified Stock Options under the Plan.

     (b) The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

     (c) The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director or Consultant who has previously received Non-Qualified Stock Options or other Stock Options, whether such prior Non-Qualified Stock Options or other Stock Options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

     (d) The Committee shall determine the purchase price of each share of Stock subject to a Non-Qualified Stock Option. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted.

     (e) The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.

     (f) No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

2. Exercise of Stock Options. The option price of a Non-Qualified Stock Option shall be payable on exercise of the Stock Option (i) in cash, (ii) with the approval of the Committee (which may be withheld in its sole discretion) by the surrender of Stock then owned by the Grantee, (iii) the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) any combination of the foregoing; and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of a Non-Qualified Stock Option and each Grantee; PROVIDED, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. Shares of Stock so surrendered in accordance with clause (ii) or
(iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine. A Non-Qualified Stock Option may not be exercised for a fraction of a share. The proceeds from the exercise of a Non-Qualified Stock Option shall constitute general funds of the Company and may be used for its corporate purposes as the Board may determine.

3. Termination of Relationship.

     (a) Unless otherwise determined by the Board or the Committee, if a Grantee's employment with the Company is terminated, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to be a Consultant, other than by reason of Disability or death, the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date established by the Committee at the time of grant or three months after the Grantee's last date of employment or cessation of being a Director or Consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director or Consultant.

     (b) Unless otherwise determined by the Board or the Committee, if a Grantee's employment is terminated by reason of Disability, a Director Grantee ceases to be a Director by reason of Disability or a Consultant Grantee ceases to be a Consultant by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after the Grantee's last date of employment or cessation of being a Director or Consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director or Consultant.

     (c) Unless otherwise determined by the Board or the Committee, if a Grantee's employment is terminated by reason of death, a Director Grantee ceases to be a Director by reason of death or a Consultant Grantee ceases to be a Consultant by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

     (d) Absence on leave approved by the Company shall not be considered a termination of employment for any purpose of the Plan.

4. Stock Appreciation Rights

     (a) Grant. Stock Appreciation Rights related to all or any portion of a Non-Qualified Stock Option may be granted by the Committee to any Grantee in connection with the grant of a Non-Qualified Stock Option or unexercised portion thereof held by the Grantee at any time and from time to time during the term thereof. Each Stock Appreciation Right shall be granted at least at Fair Market Value on the date of grant and be subject to such terms and conditions not inconsistent with the provisions of this Part III as shall be determined by the Committee and included in the agreement relating to such Stock Appreciation Right, subject in any event, however, to the following terms and conditions of this Section 4. Each Stock Appreciation Right may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations on the exercise of the Non-Qualified Stock Option to which it relates.

     (b) Exercise. No Stock Appreciation Right shall be exercisable with respect to such related Non-Qualified Stock Option or portion thereof unless such Non-Qualified Stock Option or portion shall itself be exercisable at that time. A Stock Appreciation Right shall be exercised only upon surrender of the related Non-Qualified Stock Option or portion thereof in respect of which the Stock Appreciation Right is then being exercised.

     (c) Amount of Payment. On exercise of a Stock Appreciation Right, a Grantee shall be entitled to receive an amount equal to the product of (i) the amount by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the option price per share specified in the related Non-Qualified Stock Option and (ii) the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised.

     (d) Form of Payment. Stock Appreciation Rights may only be settled in Stock. The number of shares of Stock to be distributed shall be the largest whole number obtained by dividing the amount otherwise distributable in respect of such settlement by the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right. The value of fractional shares of Stock shall be paid in cash.

     (e) Effect of Exercise of Right or Related Option. If the related Non-Qualified Stock Option is exercised in whole or in part, then the Stock Appreciation Right with respect to the Stock purchased pursuant to such exercise (but not with respect to any unpurchased Stock) shall be terminated as of the date of exercise if such Stock Appreciation Right is not exercised on such date.

     (f) Non-transferability. A Stock Appreciation Right shall not be transferable or assignable by the Grantee other than by will or the laws of descent and distribution, and shall be exercisable during the Grantee's lifetime only by the Grantee.

     (g) Termination of Employment. If the Grantee ceases to be an officer, Employee, Director or Consultant of the Company for any reason, each outstanding Stock Appreciation Right shall be exercisable for such period and to such extent as the related Non-Qualified Stock Option or portion thereof. Absence on leave approved by the Company shall not be considered a termination of employment for any purpose of the Plan.



                           IV. RESTRICTED STOCK AWARDS

1. Grant of Restricted Stock.

     (a) Officers, Employees, Directors and Consultants shall be eligible to receive grants of Restricted Stock under the Plan.

     (b) The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Restricted Stock and the number of shares of Stock subject to such Stock Award.

     (c) The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock as may appear generally acceptable or desirable to the Committee.

2. Termination of Relationship.

     (a) If a Grantee's employment with the Company, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to be a Consultant, prior to the lapse of any restrictions applicable to the Restricted Stock such Stock shall be forfeited and the Grantee shall return the certificates representing such Stock to the Company. Absence on leave approved by the Company shall not be considered a termination of relationship for any purpose of the Plan. (b) If the restrictions applicable to a grant of Restricted Stock shall lapse, the Grantee shall hold such Stock free and clear of all such restrictions except as otherwise provided in the Plan.



                          V. UNRESTRICTED STOCK AWARDS

1. Grant of Unrestricted Stock.

     (a) Officers, Employees, Directors and Consultants shall be eligible to receive grants of Unrestricted Stock under the Plan.

     (b) The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Unrestricted Stock and number of shares of Stock subject to such Stock Award.

2. Issuance of Stock. The Grantee shall hold Stock issued pursuant to an Unrestricted Stock award free and clear of all restrictions except as otherwise provided in the Plan.



                             VI. GENERAL PROVISIONS

1. Substitution of Options. In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Stock Options, Stock Awards and Stock Appreciation Rights under this Plan for Stock Options, Stock Awards and Stock Appreciation Rights under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares of Stock subject to Stock Option immediately after the substitution over the aggregate option price of such Stock is not more than the similar excess immediately before such substitution and
(ii) the new Stock Option does not give the Grantee additional benefits, including any extension of the exercise period. Alternatively, the Committee may provide, that each Stock Option, Stock Award and Stock Appreciation Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, that no less than thirty days written notice of the date so fixed shall be given to each holder, and each holder shall have the right, during the period of thirty days preceding such termination, to exercise the Stock Options, Stock Awards and Stock Appreciation Rights as to all or any part of the Stock covered thereby, including Stock as to which such would not otherwise be exercisable.

2. Adjustment Provisions.

     (a) In the event that a dividend shall be declared upon the Stock payable in shares of the Company's common stock, the number of shares of Stock then subject to any Stock Option or Stock Award outstanding under the Plan and the number of shares reserved for the grant of Stock Options or Stock Awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such share dividend.

     (b) If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Company or of another corporation, whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization then there shall be substituted for each share of Stock subject to any such Stock Option or Stock Award and for each share of Stock reserved for the grant of Stock Options or Stock Awards pursuant to the Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each share shall have been exchanged.

     (c) In the event there shall be any change, other than as specified above in this Section 2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options or Stock Awards pursuant to the Plan and of the shares then subject to Stock Options or Stock Awards, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock Option and Stock Award outstanding thereunder.

     (d) Each Stock Appreciation Right outstanding at the time of any adjustment pursuant to this Section 2 and the number of outstanding Stock Appreciation Rights, shall be adjusted, changed or exchanged in the same manner as related Stock Options.

     (e) In the case of any such substitution or adjustment as provided for in this Section 2, the option price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 2, and the price per share shall be adjusted accordingly.

     (f) No adjustment or substitution provided for in this Section 2 shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.

     (g) Upon any adjustment made pursuant to this Section 2 the Company will, upon request, deliver to the Grantee a certificate setting forth the option price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option; provided that that any fractional shares resulting from such adjustment shall be eliminated, by rounding to the nearest, whole number.

3. General.

     (a) Each Stock Option, Stock Award and Stock Appreciation Right shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

     (b) The granting of a Stock Option, Stock Award or Stock Appreciation Right in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

     (c) No officer, Employee, Director or Consultant and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option or any Stock Award to any particular assets of the Company, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option or any Stock Award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option or Stock Award.

     (d) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

     (e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option or Stock Award, and the transferability of Stock acquired by exercise of a Stock Option or grant of a Stock Award, shall be subject to all of the following conditions:

          (i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

     (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Company the amount of any withholding taxes which the Company is required to withhold with respect to a Stock Option or its exercise or a Stock Award. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

     (g) In the case of a grant of a Stock Option or Stock Award to any Employee of a subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option or Stock Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option or Stock Award specified by the Committee pursuant to the provisions of the Plan. For purposes of this Section, a subsidiary shall mean any subsidiary corporation of the Company as defined in Section 424 of the Code,

     (h) A Grantee entitled to Stock as a result of the exercise of a Stock Option or grant of a Stock Award shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Company shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

     (i) The grant or exercise of Stock Options granted under the Plan or the grant of a Stock Award under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant or exercise, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.

     (j) The Company intends that the Plan shall comply with the requirements of Rule 16b-3 (the "Rule"), as may be amended from time to time, under the Securities Exchange Act of 1934 during the term of this Plan. Should any additional provisions be necessary for the Plan to comply with the requirements of the Rule, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

     (k) The Company intends that the Plan shall comply with the requirements of
     Section 409A of the Code to the extent applicable. Should any changes to the Plan be necessary for the Plan to comply with the requirements of Code
     Section 409A, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

4. TERMINATION OF EMPLOYMENT OR RELATIONSHIP FOR CAUSE. UNLESS OTHERWISE DETERMINED BY THE BOARD OR THE COMMITTEE, ANY TERMINATION OF A GRANTEE'S STATUS AS AN EMPLOYEE, OFFICER, DIRECTOR, OR CONSULTANT FOR CAUSE SHALL RESULT IN THE IMMEDIATE FORFEITURE OF ANY UNEXERCISED STOCK OPTION, STOCK APPRECIATION RIGHT, OR STOCK AWARD. IN THE CASE OF TERMINATION FOR CAUSE, ANY STOCK AWARD SHALL BE FORFEITED IRRESPECTIVE OF WHETHER ANY RESTRICTIONS REMAIN TO BE SATISFIED.

                                  FORM OF PROXY
                                      FRONT

                                      PROXY

                               INFOCROSSING, INC.
                  PROXY FOR THE ANNUAL MEETING ON JUNE 13, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zach Lonstein and Robert B. Wallach proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Infocrossing, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Monday, June 13, 2005 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

       (Continued, and to be marked, dated and signed, on the other side)


                                  FORM OF PROXY
                                     REVERSE

                                      PROXY

THIS PROXY WILL BE VOTED, AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW IS RECOMMENDED BY THE BOARD
                                  OF DIRECTORS


I.  ELECTION OF DIRECTORS                     II.  PROPOSAL to adopt the
                                              2005 Stock Plan
FOR the election of Zach Lonstein,
Robert B. Wallach and Jeremiah M.             FOR PROPOSAL II                [ ]
Healy                               [ ]
                                              AGAINST PROPOSAL II            [ ]
WITHHOLD authority to vote for
all Nominees                        [ ]       ABSTAIN FROM PROPOSAL II       [ ]

To withhold authority to vote
for any individual Nominee,                   III. In their descretion, the
write that Nominee's name                     Proxies are authorized to vote
name in the space below.                      upon such other business as may
                                              properly come before the Meeting.
---------------------------------------







Signature                       Signature                         Date
         -----------------------         -------------------------    ----------
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.